EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Creative Eateries Corporation 2006 Incentive Plan, of our report dated May 2, 2006, with respect to our audit of the financial statements of Creative Eateries Corporation included in its Annual Report on Form 10-KSB as of December 31, 2005 and for the year then ended, filed with the Securities and Exchange Commission.


                                     /s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
July 18, 2006